SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

March 17, 2004

(Date of earliest event reported)

ABGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24207	94-3248826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

6701 Kaiser Drive Fremont, California 94555
(Address of principal executive offices) (Zip Code)

(510) 284-6500
Registrant’s telephone, including area code:

(Former name and former address, if changed since last report)

Item 5.                                   Other Events

On March 17, 2004, Abgenix, Inc. (“Abgenix”) filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission in connection with the offer and sale, from time to time on a delayed basis, of up to $250,000,000 aggregate amount of its common stock, preferred stock, debt securities and/or warrants.  These securities, which may be offered in one or more offerings and in any combination, will in each case be offered pursuant to a separate prospectus supplement issued at the time of the particular offering that will describe the specific types, amounts, prices and terms of the offered securities.  Unless otherwise specified in the applicable prospectus supplement relating to the offered securities, Abgenix expects to use the net proceeds from the sale of these securities for research and development, capital expenditures, working capital and other general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABGENIX, INC.

Dated: March 17, 2004	By:	/s/ RAYMOND M. WITHY, PH.D.
President and Chief Executive Officer